For Immediate Release

Patrick Industries Acquires Supplier of Industrial Hardwoods Products

Deal Expected to Be Immediately Accretive To Earnings

ELKHART, Ind., January 31, 2007 – Patrick Industries, Inc. (NASDAQ: PATK) today announced it has acquired the net assets and business of Phoenix-based American Hardwoods, Inc., a supplier of hardwood products to the industrial markets, for cash financed with borrowings under Patrick’s credit facility.

American Hardwoods supplies industrial wood products, including hardwood plywood, hardwood lumber, thermofused melamine and particleboard, to the kitchen cabinet, office furniture, commercial fixture, home furniture and garage cabinet industries. American Hardwoods also supplies roll lamination products which directly complement Patrick’s current lamination product lines.

“We expect the acquisition of American Hardwoods to be immediately accretive to our earnings,” said Paul E. Hassler, President and CEO of Patrick Industries. “American Hardwoods fits within the focus of our strategic plan by adding products which complement our existing product lines while further diversifying our customer base into the industrial markets.

“American Hardwoods reported approximately $18 million in revenue last year with positive earnings trends. Our focus at American Hardwoods is to continue to develop strong customer relationships with current and future customers and on driving market penetration in a growing economic region. We plan on retaining the current staff and facilities at American Hardwoods.”

About Patrick Industries

Patrick Industries, Inc. (www.patrickind.com) is a major manufacturer of component products and a distributor of building products serving the Manufactured Housing, Recreational Vehicle, kitchen cabinet, home and office furniture, fixture and commercial furnishings, marine, and other Industrial markets and operates coast-to-coast through locations in 12 states. Patrick’s major manufactured products include cabinet and wall components, countertops, adhesives, and aluminum extrusions. The Company also distributes drywall and drywall finishing products, interior passage doors, flooring, vinyl and cement siding, ceramic tile, high pressure laminates, and other miscellaneous products.

Forward-Looking Information

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters.

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Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, costs and availability of raw materials, availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of our customers, interest rates, oil and gasoline prices, the outcome of litigation, volume of orders related to hurricane damage and operating margins on such business, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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Contact:

Ryan McGrath, Jeff Lambert

Lambert, Edwards & Associates, Inc.

616-233-0500 / rmcgrath@lambert-edwards.com